Exhibit 10.4

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO HUGHES SUPPLY, INC.

2005 EXECUTIVE STOCK PLAN

THIS AGREEMENT is made as of the Grant Date by and between HUGHES SUPPLY, INC. (the “Company”) and [NAME] the “Grantee”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Grantee a non-qualified stock option (the “Option”) pursuant to the Plan, as described below, to purchase the Option Shares. In the event Grantee fails to sign and return this Agreement to the Company within 90 days after this Agreement is presented to Grantee, the Option shall be cancelled and this Agreement shall be null and void. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

A.	Grant Date: [DATE].

B.	Type of Option: Non-Qualified Stock Option.

C.	Plan: Hughes Supply, Inc. 2005 Executive Stock Plan.

D.	Option Shares: All or any part of [NUMBER] shares of the Company’s common stock, $1.00 par value per share (“Common Stock”).

E.	Exercise Price: $[PRICE] per share of Common Stock. The Exercise Price is the Fair Market Value, determined pursuant to the Plan, of a share of Common Stock on the Grant Date.

F.	Option Period: The Option may be exercised as to all or any portion of the vested Option Shares during the Option Period, which commences on the Grant Date and, except as otherwise provided in Section H. below, ends generally on the earliest of (select all that apply):

☐	the tenth (10th) anniversary of the Grant Date;

☐	expiration of three (3) months after the date the Grantee experiences a termination of employment or service for any reason other than death or Disability;

☐	expiration of after the date the Grantee experiences a termination of employment or service for any reason other than death or Disability;

☐	one (1) year following the date of the Grantee’s death or Disability;

☐	following the date of the Grantee’s death or Disability.

Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: [SCHEDULE].

H.	Partial Vesting: In the event that the Grantee’s employment with the Company or any affiliate terminates due to Retirement (as hereinafter defined) prior to the date on which the Option would have become fully vested pursuant to the vesting schedule set forth in G. above:

(i) the Option will become partially vested on the date on which the Option would become fully vested pursuant to the vesting schedule set forth in G. above without regard to termination of the Grantee’s employment prior to such date (the “Partial Vesting Date”), with the vested percentage determined by the ratio that the period from the Grant Date to the date of Retirement bears to the period from the Grant Date to the Partial Vesting Date;

(ii) on the date of Retirement, the portion of the Option that will not become vested pursuant to this section H. will immediately expire and terminate; and

(iii) the portion of the Option that becomes vested pursuant to this section H. will expire, terminate and become unexercisable on the first anniversary of the Partial Vesting Date.

I.	Definitions Relating to Partial Vesting.

(1) For purposes of this Agreement, “Retirement” shall mean the termination of the Grantee’s full-time employment with the Company, other than a termination for Cause (as hereinafter defined), after the attainment of age 55 if the sum of the Grantee’s age and number of years of full-time employment with the Company equals or exceeds 70.

(2) For purposes of this Agreement “Cause” shall mean any of the following:

(a) willful or gross neglect by the Grantee of his duties;

(b) conviction of the Grantee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company or its successors;

(c) any material breach by the Grantee of the terms of an employment agreement between the Grantee and the Company;

(d) willful misconduct by the Grantee in connection with the performance of his duties;

(e) theft or misappropriation of business assets of the Company or of any existing or prospective customer of the Company;

(f) poor or inadequate work performance, which has not been cured within 30 days following written notice;

(g) excessive tardiness;

(h) violation of any securities laws as determined by the Company; or

(i) any other conduct detrimental to the business of the Company, including, without limitation, the failure by the Grantee to comply with the policies and procedures of the Company which may be in effect from time to time.

By their signatures below, the Grantee and the Company agree that the Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Grantee has received and reviewed in their entirety this Agreement and the prospectus that summarizes the terms of the Plan, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed and sealed this Agreement as of the Grant Date set forth above.

HUGHES SUPPLY, INC.

By:
Thomas I. Morgan, President and CEO

[NAME OF GRANTEE]

TERMS AND CONDITIONS

TO THE

NON-QUALIFIED STOCK OPTION AGREEMENT

HUGHES SUPPLY, INC.

2005 EXECUTIVE STOCK PLAN

1. Exercise of Option. Subject to the provisions provided herein or in the Agreement made pursuant to the Plan, and subject to any other procedural requirements as may be established by the Company subsequent to the date of the Agreement made pursuant to the Plan:

(a) The Option may be exercised with respect to all or any portion of the Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company or its designee no earlier than thirty (30) days prior to the date upon which Grantee desires to exercise all or any portion of the Option; and (ii) payment to the Company of the Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b); and, if applicable, (iii) payment, in accordance with Section 5, of the withholding liability arising from the exercise. Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any applicable withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

(b) The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in one of the following manners:

(i) by cash or check acceptable to the Company;

(ii) by delivery to the Company of a number of shares of Common Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Grantee intends to purchase upon the exercise of the Option on the date of delivery;

(iii) by receipt of the purchase price in cash from a proper broker, dealer or other creditor following delivery of instructions by the Grantee to the Secretary of the Company or his designee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised; or

(iv) any combination thereof.

2. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Grantee upon exercise of the Option are issued to the Grantee, the Grantee shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Agreement otherwise provides.

3. Restriction on Transfer of Option and of Option Shares. Except to the extent the Committee deems permissible under Section 422(b) of the Internal Revenue Code of 1986, as amended, and consistent with the best interests of the Company, the Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee (or in the event of his disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

4. Withholding. The Grantee must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the exercise of the Option. The Grantee may satisfy this withholding obligation by paying to the Company the full amount of the withholding obligation in cash or check acceptable to the Company. If the Grantee fails to make such payment of the withholding taxes to the Company within five (5) days after the exercise of the Option, the actual number of shares of Common Stock issuable upon exercise shall be reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax.

5. Changes in Capitalization.

(a) The number of shares of Common Stock reserved for issuance upon the exercise of the Option and the Exercise Price of the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or a combination of shares or the payment of an ordinary stock dividend in shares of such Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of such Common Stock outstanding effected without receipt of consideration by the Company to the extent that Grantee’s proportionate interest shall be maintained as before the occurrence of the event.

(b) In the event of a merger, consolidation, extraordinary dividend, reorganization or other change in the capital structure of the Company or tender offer for shares of Common Stock, the Committee may make such adjustments with respect to the Option and take such other actions as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer; provided, however that if the Company shall not be the surviving entity as a result of any such event and the parties to that transaction do not provide for the substitution of the Option with option rights in the surviving entity, then the Committee may cash-out the Option based upon the Fair Market Value of the Common Stock determined as of any date within thirty (30) days immediately prior to the transaction.

(c) The existence of the Plan and the Option granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section 6 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise be subject to the Option.

6. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of

Common Stock purchasable or otherwise deliverable under the Option, the Grantee (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option exercise, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

7. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

8. Governing Laws. This Agreement and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Florida.

9. Successors. This Agreement and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Grantee and the Company.

10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

11. Severability. In the event that any one or more of the provisions or portion thereof contained in the Agreement and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Agreement and these Terms and Conditions, and the Agreement and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12. Entire Agreement. Subject to the terms and conditions of the Plan which is incorporated herein by reference, the Agreement and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

13. Violation. Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Agreement or these Terms and Conditions and shall be void and without effect.

14. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Agreement or these Terms and Conditions. Capitalized terms used, but not defined, in either the Agreement or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

15. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Agreement and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

16. Arbitration. Any controversy or claim arising out of or relating to this Option shall be settled by arbitration in accordance with the commercial Arbitration rules of the American Arbitration Association. The arbitration shall take place in Orlando, Florida. Each party to this Agreement may select a neutral arbitrator. The selected arbitrators shall in turn appoint a third neutral arbitrator, and the three so chosen shall comprise the arbitration panel. The decision of the arbitration panel shall be final and binding on the parties, and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction thereof.

17. No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Grantee the right to continued employment with the Company or any affiliate.

EXHIBIT 1

NOTICE OF EXERCISE OF

NON-QUALIFIED STOCK OPTION TO PURCHASE

COMMON STOCK OF

HUGHES SUPPLY, INC.

Hughes Supply, Inc.

One Hughes Way

Orlando, Florida 32805

Attention:	Secretary

Re:	Exercise of Non-Qualified Stock Option

Gentlemen:

Subject to acceptance hereof by Hughes Supply, Inc. (the “Company”) pursuant to the provisions of the Hughes Supply, Inc. 2005 Executive Stock Plan (the “Plan”), I hereby give notice of my election to exercise the option granted to me to purchase                      shares of common stock of the Company (“Common Stock”) under the Non-Qualified Stock Option Agreement (the “Agreement”) dated as of [DATE] (the “Option”). The purchase shall take place as of                     ,      (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a check acceptable to the Company for $ for the full purchase price payable to the order of Hughes Supply, Inc.

[ ]	by delivery of cash or a check acceptable to the Company for $ representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement. If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

[ ]	by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

[ ]	by delivery of the purchase price by , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

To the extent applicable, the required federal, state and local income tax withholding obligations or the exercise of the Option shall also be paid in cash or by check acceptable to the Company within five (5) days after the Exercise Date, or will be satisfied by reduction of the actual number of shares of Common Stock issuable upon exercise by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax.

As soon as the stock certificate is registered in my name, please deliver it to me at the below address.

If the Common Stock being acquired is not registered for issuance to and resale by the Grantee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Agreement. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Plan.

Very truly yours,

_______________________________________ Signature

Name ____________________________________
Address__________________________________
__________________________________________
Social Security Number _________________________
Date _______________________________________

AGREED TO AND ACCEPTED:

HUGHES SUPPLY, INC.

By:_________________________

Title:_________________________

Number of Shares
Exercised:________________________

Number of Shares Remaining: ________________	Date: